EXHIBIT 10(lxxiii)

FIRST AMENDMENT TO RETENTION AGREEMENT

THIS FIRST AMENDMENT TO RETENTION AGREEMENT (this “First Amendment”) is made by and between Anadarko Petroleum Corporation, a Delaware corporation (the “Company”), and Mitchell W. Ingram (the “Executive”), as of December 13, 2016.
R E C I T A L S
A.    The Company and the Executive are parties to that certain Retention Agreement dated as of November 1, 2015 (the “Retention Agreement”).
B.    The Company and the Executive have agreed to amend certain provisions of the Retention Agreement.
C.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Retention Agreement. Unless otherwise indicated, all references to Sections in this First Amendment refer to Sections of the Retention Agreement.
Section 2.    Amendment to Retention Agreement.
2.1    Amendment to Section 2(a).
(a)    Clause (3) of Section 2(a) is hereby amended and restated in its entirety to read as follows: “(3) a termination of the Executive’s employment by the Company (including a subsidiary of the Company) other than for Cause entitling the Executive to receive benefits under the Key Employee Change of Control Contract for Executive Vice Presidents by and between the Company and the Executive, dated as of December 13, 2016 (the “COC Agreement), or”.
Section 3.    Miscellaneous.
3.1    Confirmation. The provisions of the Retention Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.
3.2    Applicable Law. This First Amendment is entered into under, and shall be governed for all purposes by, the laws of the State of Texas, without reference to principles of conflict of laws.
3.3    Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the year and date first above written, to be effective as of such date.

ANADARKO PETROLEUM CORPORATION

By:	/s/ R. A. Walker
Name:	R. A. Walker
Title:	Chairman, President and Chief
Executive Officer

EXECUTIVE

/s/ Mitch W. Ingram
Mitchell W. Ingram